UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2026

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2026, the Board of Directors of Farmers & Merchants Bancorp, Inc. (the “Company”) determined to appoint Gregory R. Allen to fill an open vacancy on its Board of Directors. September 29, 2026 will mark Mr. Allen’s first meeting as a member of the Company’s Board of Directors.

As a member of the Company’s Board of Directors, Mr. Allen will receive fees in accordance with those paid to non-employee members of the Company’s Board of Directors in general. Effective January 1, 2026, the Company’s Board fee structure for 2026 was set as follows:

•
Board Chairman Cash Retainer of $75,000 per year;
•
Board Committee Chair Cash Retainer of $55,000 per year;
•
Board Audit Committee Chair Cash Retainer of $57,500 per year;
•
Board Non-Committee Chair Cash Retainer of $50,000 per year; and
•
In addition to a cash retainer, each Director was awarded the number of shares equivalent to $17,500 from the Long-Term Stock Incentive Plan adopted by the Company in 2025. Shares were awarded immediately preceding the first Thursday in June 2026. Proration of shares provided for service is based on a 365-day calendar year depending on the date a director’s service begins or ends due to retirement.

In addition, the Company, through its wholly-owned commercial bank subsidiary, regularly engages in the lending of money to Directors and executive officers, including their related interests. All such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability or present other unfavorable features. It is uncertain at this point in time as to which Board committees on which Mr. Allen will serve.

Mr. Allen has no family relationship with any director or executive officer of the Company or any of its affiliated subsidiaries. Since the beginning of the Company’s last fiscal year, neither Mr. Allen nor any member of his immediate family have been customers of, or have had transactions in excess of $120,000 with the Company or any of its affiliated subsidiaries, which would be reportable under Item 404(a) of SEC Regulation S-K and no such transactions are currently proposed.

Exhibit Number	Exhibit

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: July 7, 2026	/s/ Lars B. Eller
Lars B. Eller
President and Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President and Chief Financial Officer